UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2005

ANGIODYNAMICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50761 (Commission File Number)	11-3146460 (IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York (Address of Principal Executive Offices)	12804 (Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On May 9, 2005, the Audit Committee of the Board of Directors of AngioDynamics, Inc. (the “Company”) appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm (“auditor”) for the fiscal year ending May 28, 2005 (“fiscal 2005”), and the fiscal year ending June 3, 2006, and dismissed Grant Thornton LLP (“Grant Thornton”) as its independent auditor for fiscal 2005, effective May 9, 2005.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended May 29, 2004 and May 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal years ended May 29, 2004 and May 31, 2003 and through the date hereof, there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the matter in their report. During the two most recent fiscal years and through the date hereof, there have been no “reportable events” (as defined in Regulation S-K, Item 304(a)(1)(v)).

During the Company’s two most recent fiscal years and through the date hereof, the Company did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Company has requested Grant Thornton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Grant Thornton’s letter, dated May 11, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

16.1	Letter to the Securities and Exchange Commission from Grant Thornton LLP.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2005	ANGIODYNAMICS, INC.

    (Registrant)

By: /s/ Joseph G. Gerardi —————————————————— Joseph G. Gerardi Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter to the Securities and Exchange Commission from Grant Thornton LLP.